Exhibit 99.1

News Release

FMC Technologies Inc
1803 Gears Road
Houston, TX 77067

For Release: Immediate

Investors	Rob Cherry (281) 591-4560
Media	Ellen Bates (281) 445-6559

FMC Technologies to Present at the
Howard Weil 36th Annual Energy Conference

HOUSTON, March 31, 2008 – FMC Technologies, Inc. (NYSE: FTI) announced today that President and Chief Executive Officer, Peter D. Kinnear, will address attendees at the following event:

Analyst Conference:

Howard Weil 36th Annual Energy Conference
Sheraton Hotel
500 Canal Street
New Orleans, LA 70130

Monday, April 7, 2008 at 2:35 p.m. CDT

Presentation: Presentation slides will be available at the time of the presentation and can be accessed using the following URL: http://ir.fmctechnologies.com

FMC Technologies, Inc. (NYSE:FTI) is a leading global provider of technology solutions for the energy industry and other industrial markets. The Company designs, manufactures and services technologically sophisticated systems and products such as subsea production and processing systems, surface wellhead systems, high pressure fluid control equipment, measurement solutions, and marine loading systems for the oil and gas industry. The Company also produces food processing equipment for the food industry and specialized equipment to service the aviation industry. Named by FORTUNE Magazine as America’s Most Admired Oil and Gas Equipment, Service Company in 2005, 2006 and 2008, FMC Technologies employs approximately 13,000 people and operates 33 manufacturing facilities in 19 countries.  For more information visit www.fmctechnologies.com.

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